FOR IMMEDIATE RELEASE:

CHINA HOLDINGS ACQUISITION CORP. TO HOLD SPECIAL MEETING ON NOVEMBER 20, 2009

WILMINGTON, DE and JINJIANG , CHINA, November 13, 2009 – On August 7th, 2009, China Holdings Acquisition Corp. (AMEX: HOL) (“CHAC”) announced that it had entered into a definitive share purchase agreement to acquire Jinjiang Hengda Ceramics Co., Ltd. (“Hengda”).  Hengda is a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings.

A special meeting of stockholders of China Holdings Acquisition Corp. will be held at the offices of Loeb & Loeb, 345 Park Avenue, New York, New York on November 20, 2009 at 9:00 am to vote on the acquisition of Hengda.  Following a successful vote and the completion of the transaction, CHAC will redomesticate to the BVI and the new company will be called China Ceramics Co., Ltd (“China Ceramics”).  The transaction, which has been unanimously approved by the board of directors of CHAC, is expected to be completed by November 21, 2009.  The proxy statement/prospectus and other relevant documents are filed with the SEC under the company name China Ceramics and can be obtained, without charge, from the SEC’s website at http://www.sec.gov.

Recent Developments

The following is preliminary summary third quarter 2009 financial information for Hengda.

Highlights

•
Revenue for the third quarter ending September 30,2009 increased 15.8% compared to the third quarter ending September 30, 2008 and revenue for nine months ending September 30, 2009 increased by 9.6% from the equivalent period in 2008

•
Net income for the third quarter ending September 30, 2009 increased 18.8% compared to the third quarter ending September 30, 2008 and net income for nine months ending September 30, 2009 decreased by 2.8% from the equivalent period in 2008 since the tax rate changed from approximately 12.5% in 2008 to approximately 25% in 2009

•
Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) for the third quarter 2009 increased 36.3% compared to the third quarter 2008 and EBITDA for 9 months 2009 increased by 12.7% from the equivalent period in 2008

•	Sales volume for the third quarter increased by 16.4% compared to the third quarter 2008

•	Average selling price per square meter increased by 4.3% from Q2 2009

•	Sales volume backlog for Q4 2009 (as of October 15) was 8.7 mm square meters, which is 20% year over year growth from 7.2 mm square meters Q4 2008

Summary Financials
In RMB '000	Q3 2009	Q2 2009	Q3 2008	9 Mo. 2009	9 mo. 2008
Revenue	248,911	221,497	214,974	648,640	591,807
Net Income	52,698	43,096	44,340	126,963	130,557
EBITDA	74,804	61,628	54,878	182,373	161,782

Sales volume (square meters)	9,369,226	8,692,665	8,046,826	25,027,824	21,639,226
Average selling price (RMB/per square meter)	26.6	25.5	26.7	25.9	27.4

In US$ '000	Q3 2009	Q2 2009	Q3 2008	9 Mo. 2009	9 mo. 2008
Revenue	36,337	32,335	31,383	94,692	86,395
Net Income	7,693	6,291	6,473	18,535	19,059
EBITDA	10,920	8,997	8,011	26,624	23,618

	In RMB '000		In US$ '000
	Q3 2009	Q2 2009	Q3 2009	Q2 2009

Cash and Bank Balances	162,344	93,247	23,700	13,613
Inventories	102,327	107,845	14,938	15,744
Trade Receivables	291,227	251,664	42,515	36,739
Trade Payables	118,502	97,847	17,300	14,284
Interest-bearing bank borrowings	34,500	34,500	5,036	5,036

Note: Converted at 6.85 RMB/US$

Non GAAP Reconciliation

In RMB '000	Q3 2009	Q2 2009	Q3 2008	9 Mo. 2009	9 mo. 2008
Net Income	52,698	43,096	44,340	126,963	130,557
Plus Tax	17,668	14,369	6,350	42,648	18,894
Plus Interest	513	208	263	929	660
Plus Dep. and Amort.	3,925	3,955	3,925	11,833	11,671
EBITDA	74,804	61,628	54,878	182,373	161,782

In US$ '000	Q3 2009	Q2 2009	Q3 2008	9 Mo. 2009	9 mo. 2008
Net Income	7,693	6,291	6,473	18,535	19,059
Plus Tax	2,579	2,098	927	6,226	2,758
Plus Interest	75	30	38	136	96
Plus Dep. and Amort.	573	577	573	1,727	1,704
EBITDA	10,920	8,997	8,011	26,624	23,618
Note: Converted at 6.85 RMB/US$

About China Holdings Acquisition Corp.

Founded in 2007, China Holdings Acquisition Corp. (“CHAC”) is a blank check company focused on acquiring companies with primary operations in Asia through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination or contractual arrangements. CHAC currently has no operating businesses.

Additional Information about the Transaction and Where to Find It

In connection with the proposed acquisition, China Ceramics Co., Ltd. has prepared a registration statement containing a proxy statement/prospectus that is filed with the SEC. The definitive proxy statement/prospectus and a form of proxy have been mailed to the stockholders of CHAC, seeking their approval of the transaction. Stockholders are urged to read the proxy statement/prospectus regarding the proposed acquisition carefully and in its entirety because it will contain important information about the proposed acquisition. Stockholders can obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Mark L. Wilson at China Holdings Acquisition Corp., 1000 North West Street Suite 1200, Wilmington, DE. 19801, or by telephone at (302) 295-4832.

CHAC and its directors and officers may be deemed to be participants in the solicitation of proxies from CHAC’s stockholders with respect to the proposed acquisition. Information about CHAC’s directors and executive officers and their ownership of CHAC’s common stock and warrants is set forth in CHAC’s annual report on Form 10-K for the Fiscal Year ended December 31, 2008. Stockholders may obtain additional information regarding the interests of CHAC and its directors and executive officers in the proposed acquisition, which may be different than those of CHAC’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed acquisition when filed with the SEC.

Non-GAAP Financials

The financial information and data contained in this communication is unaudited and does not conform to the SEC’s Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, CHAC’s proxy statement to solicit stockholder approval for the proposed acquisition of Hengda.

This communication includes certain estimated financial information that is not derived in accordance with generally accepted accounting principles (“GAAP”), and which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. CHAC and Hengda believe that the presentation of these non-GAAP financial measures serves to enhance the understanding of the financial performance of Hengda and the proposed acquisition.  However, these non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to financial measures of financial performance prepared in accordance with GAAP.  Our pro forma financial measures may not be comparable to similarly titled pro forma measures reported by other companies.

This communication contains disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions.  EBITDA may not be comparable to similarly titled measures reported by other companies.  EBITDA is not a recognized term under U.S. GAAP, and EBITDA should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, revenues, or other measures of financial performance prepared in accordance with generally accepted accounting principles.  EBITDA is not a completely representative measure of either the historical performance or, necessarily, the future potential of Hengda.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: future operating or financial results; future growth expectations and acquisitions; uncertainties as to the timing of the acquisition; approval of the transaction by CHAC stockholders; the satisfaction of closing conditions to the transaction; costs related to the acquisition; the performance of Hengda; the impact of inflation generally as well as on the rising costs of materials; specific economic conditions in China generally or in the markets in which Hengda Ceramics operates; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisition and integration related issues; modifications or adjustments to the financial statements of Hengda as a result of applicable securities laws; and general economic conditions such as inflation or recession. Actual results may differ materially from those contained in the forward-looking statements in this communication and documents filed with the SEC. CHAC undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:
Mark L. Wilson
China Holdings Acquisition Corp.
(302) 295-4832